Exhibit 4.12
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 1st, 2025 is made and entered into by and among each of Gambling.com Group Limited, a company registered in Jersey, Channel Islands (the “Company”), former stockholders of OH (as defined below) set forth on the signature pages hereto (“OH Holders”) and any Person (as defined below) who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement (collectively with the OH Holders, the “Holders” and each, a “Holder”).
RECITALS
WHEREAS, upon the closing of the transactions (such transactions, the “Transactions”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2024, by and among the Company, Odds Holdings, Inc., a Delaware corporation ( “OH”), and the other parties thereto, the Company will issue 708,174 Company Ordinary Shares of the Company to the OH Holders (the “Transaction Shares”);
WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereunder, Holders may receive additional Company Ordinary Shares (as defined below) (the “Earnout Shares”) if certain earn-out conditions stipulated by the Merger Agreement are met;
WHEREAS, in connection with the consummation of the Transactions, the Company and the Holders desire to enter into this Agreement in order to provide the Holders with registration rights on the terms set forth herein;
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
1.1Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Additional Effectiveness Date” shall have the meaning given in Section 2.1.1.
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement, or (iii) the Company has a bona fide business purpose for not making such information public.
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
“Agreement” shall have the meaning given in the Preamble hereto.
“Board” shall mean the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York, or Jersey.
“Commission” shall mean the Securities and Exchange Commission.
“Company” shall have the meaning given in the Preamble hereto.
“Company Ordinary Shares” shall mean the ordinary shares, with no par value, of the Company.
“Effectiveness Date” shall have the meaning given in Section 2.1.1.
“Earnout Shares” shall have the meaning given in the Recitals hereto.
“Earnout Supplement” shall have the meaning given in Section 2.1.4.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Filing Date” shall have the meaning given in Section 2.1.1(a).
“Form F-3” shall mean Form F-3 for the registration of securities under the Securities Act promulgated by the Commission.
“Holders” shall have the meaning given in the Preamble hereto.
“Maximum Number of Securities” shall have the meaning given in Section 2.2.2.
“Merger Agreement” shall have the meaning given in the Recitals hereto.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement, preliminary Prospectus or Prospectus, or necessary to make the statements in a Registration Statement, preliminary Prospectus or Prospectus, in the case of the preliminary Prospectus or Prospectus, in light of the circumstances under which they were made, not misleading.
“OH Lock-up Period” shall mean, the period terminating on 90 calendar days after the date hereof.
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
“Piggy-back Registration” shall have the meaning given in Section 2.2.1.
“Piggy-back Shelf Registration Statement” shall have the meaning given in Section 2.2.1.
“Piggy-back Shelf Takedown” shall have the meaning given in Section 2.2.1.
“Pro Rata” shall have the meaning given in Section 2.2.2(a).
“Prospectus” shall mean the prospectus(es) included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A or Rule 430B under the Securities Act or any successor rule thereto), as supplemented by any and all preliminary and final prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.
“Registrable Security” shall mean (a) Transaction Shares, (b) issued and outstanding Earnout Shares, and any other equity security of the Company issued or issuable with respect to any such Transaction Shares or Earnout Shares by way of a stock dividend or stock split or in connection with a combination of stock, acquisition, recapitalization, consolidation, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, however, that, as to any particular Registrable Security, such security shall cease to be a Registrable Security when: (i) if a Registration Statement with respect to the offering of such security shall have become effective under the Securities Act, on the date that such security has been sold, transferred, disposed

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of or exchanged in accordance with such Registration Statement; (ii) such security may otherwise be transferred, new certificates or book entry credits for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (iii) such security has ceased to be outstanding; or (iv) such security has been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)all registration and filing fees (including fees with respect to filings required to be made with any securities exchange on which the Company Ordinary Shares are then listed);
(B)fees and expenses of compliance with securities or blue sky laws;
(C)reasonable fees and disbursements of counsel for the Company; and
(D)reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration.
“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.
“Required Registration Statement Financials” means (a) audited balance sheets of OH as of December 31, 2024 and the related audited statements of operations and cash flows for the fiscal years then ended, together with the consent of the Company’s independent auditing firm to the filing by the Company of such audited financial statements with the Commission, (b) unaudited balance sheets of OH as of the most recent fiscal quarter and the related statements of operations and cash flows for the fiscal quarters then ended, (c) pro forma financial statements of OH in connection with the Transactions that meet the requirements of Regulation S-X promulgated under the Securities Act, and (d) any other financial statements or information of OH in connection with the Transactions that are required pursuant to Section 3-05 of Regulation S-X promulgated under the Securities Act.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Selling Securityholder Information” shall mean information relating to such Holder’s name, address, beneficial ownership information as required by Section 13 of the Securities Act, the amount of securities of the class owned by such Holder, the amount to be offered for the Holder’s account, the amount and percentage of the class to be owned by such security holder after completion of the offering, the nature of any position, office, or other material relationship which the Holder has had within the past three years with the registrant or any of its predecessors or affiliates and any other information that is required to be included in the Registration Statement in accordance with applicable law.
“Selling Securityholder Information Misstatements” shall have the meaning given in Section 5.1.2.
“Shelf Registration” shall have the meaning given in Section 2.1.1(a).
“Shelf Registration Statement” shall have the meaning given in Section 2.1.1(a).
“Transactions” shall have the meaning set forth in the Recitals.
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

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“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
ARTICLE II

REGISTRATIONS
2.1Shelf Registration.
2.1.1Shelf Registration Statement. Subject to Section 2.1.3, as soon as practicable but no later than 180 calendar days after the consummation of the Transactions (the “Filing Date”), the Company shall prepare and file with (or confidentially submit to) the Commission a shelf registration statement pursuant to Rule 415 of the Securities Act or any successor rule thereto (such registration statement, the “Shelf Registration Statement”) covering all of the Registrable Securities then outstanding (determined as of two Business Days prior to such filing) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act or any successor rule thereto (a “Shelf Registration”); provided, however, in order to include any Holder to be a selling securityholder in such Registration Statement, the Company shall have received complete Selling Securityholder Information from such Holder at least 10 Business Days prior to the Filing Date. A Holder’s failure to provide Selling Securityholder Information or respond to the Company’s request for information within five Business Days of such request constitutes forfeiture of such Holder’s ability to include such Holder’s Registrable Securities in the Shelf Registration Statement under this Section 2.1.1. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof and no later than the earlier of (x) 60 calendar days (or 120 calendar days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) following the Filing Date and (y) 10 Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that (i) if the Effectiveness Date falls on a Saturday, Sunday or other day that Commission is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the Commission is open for business, (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of Business Days that the Commission remains closed for operations or (iii) if the Commission has not signed off on the Company’s ability to file an acceleration request, the Effectiveness Date shall be extended until such time as the Commission files the effectiveness order. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Holders named therein; provided, that the parties acknowledge and agree that the sale of any Registrable Securities registered under such Shelf Registration Statement are subject to the OH Lock-up Period, as applicable, and restrictions imposed by applicable securities laws. The Company shall maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep the Shelf Registration Statement continuously effective and available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities under the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act, such Shelf Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities or other shares to be registered for each selling shareholder named in the Shelf Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Shelf Registration Statement or file one or more new Shelf Registration Statement(s) (such amendment or new Shelf Registration Statement shall also be deemed to be a “Shelf Registration Statement” hereunder) to register such additional Registrable Securities, if any remains, and cause such amendment or Shelf Registration Statement(s) to become effective as soon as practicable after the filing thereof and no later than the earlier of (x) 30 calendar days (or 120 calendar days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) after the filing of such Shelf Registration Statement and (y) 10 Business Days after the date the Company is notified (orally or in

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writing, whichever is earlier) by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Additional Effectiveness Date”); provided, however, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business, (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for or (iii) if the Commission has not signed off on the Company’s ability to file an acceleration request, the Additional Effectiveness Date shall be extended until such time as the Commission files the effectiveness order. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 2.
2.1.2Termination of Registration Rights. The rights of any Holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Section 2.1 shall terminate upon the date as of which such Holder is able to sell all of his, her, or its Registrable Securities either (A) pursuant to a Registration Statement, or (B) under Rule 144 under the Securities Act.
2.1.3Required Registration Statement Financials. Notwithstanding anything herein to the contrary, the Company shall not be required to take any action under this Section 2.1 unless and until the Company shall have filed the Required Registration Statement Financials. The Company shall use commercially reasonable efforts to obtain, prepare and file the Required Registration Statement Financials in accordance with the Securities Act as promptly as reasonably practicable following the closing of the Transactions.
2.1.4Registration Rights With Respect to Earnout Shares. Subject to Section 2.1.3, if, pursuant the terms and conditions of the Merger Agreement, any portion of the Earnout Shares are issued to the Holders after the Shelf Registration Statement has been declared effective by the SEC, as soon as practicable but no later than 90 calendar days after the issuance of the Earnout Shares, the Company will prepare and file with the Commission a prospectus supplement, Registration Statement pursuant to Section 462(b) of the Securities Act, post-effective amendment to the Shelf Registration Statement or new Registration Statement (the “Earnout Supplement”) to include the Selling Securityholders of the Earnout Shares and the Earnout Shares; provided, however, in order to include any Holder in such Earnout Supplement, the Company shall have received complete Selling Securityholder Information from such Holder 10 Business Days prior to the filing date. A Holder’s failure to provide Selling Securityholder Information or respond to the Company’s request for information within five Business Days of such request constitutes forfeiture of such Holder’s ability to include such Holder’s Registrable Securities on the Shelf Registration Statement under this Section 2.1.4. The Company agrees to a maximum of two Earnout Supplement filings. The Company has the discretion to file one or more new Shelf Registration Statements instead of a Earnout Supplement for the Earnout Shares, following the same procedures are outlined in this Section 2.1.4.
2.2Piggy-back Registration.
2.2.1Piggy-back Rights. Subject to the terms and conditions of this Agreement, if, at any time beginning at the expiration of the OH Lock-Up Period and ending on the third anniversary of the consummation of the Transactions, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement filed solely in connection with (i) any employee stock option or other benefit plan, (ii) an exchange offer, as part of a merger, consolidation, business combination or similar transaction or for an offering of securities solely to the Company’s existing shareholders, (iii) an offering of debt that is convertible into equity securities of the Company, or (iv) a dividend reinvestment plan (such Registration, a “Piggy-back Registration”), then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than 10 days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include such number of Registrable Securities as such Holders may request in writing within five Business Days, or two calendar days if the offering is an overnight transaction such as a

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block-trade, after receipt of such written notice. The Company shall, in good faith, cause such Registrable Securities to be included in such Piggy-back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggy-back Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company may postpone or withdraw the filing or the effectiveness of a Piggy-back Registration at any time in its sole discretion; provided, that the Company shall give written notice of such determination to each Holder of record of Registrable Securities and (i) in the case of the Company’s determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of the Company’s determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities. If any Piggy-back Registration Statement pursuant to which Holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Shelf Registration Statement (a “Piggy-back Shelf Registration Statement”), such Holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggy-back Shelf Registration Statement (a “Piggy-back Shelf Takedown”).
2.2.2Reduction of Piggy-back Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggy-back Registration or a Piggy-back Shelf Takedown, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggy-back Registration or Piggy-back Shelf Take Down in writing that the number of the Company Ordinary Shares that the Company desires to sell, taken together with (i) the Company Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2.1 hereof, and (iii) the Company Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price of the equity securities to be sold in such offering (such maximum number of such securities, the “Maximum Number of Securities”), then:
(a)If the Piggy-back Registration or a Piggy-back Shelf Takedown is undertaken for the Company’s account, the Company shall include in any such Piggy-back Registration or a Piggy-back Shelf Takedown (A) first, the Company Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, allocated pro rata among all such Holders based on the respective number of Registrable Securities that each Holder has requested be included in such Piggy-back Registration or a Piggy-back Shelf Takedown and the aggregate number of Registrable Securities that the Holders have collectively requested be included in such Piggy-back Registration or a Piggy-back Shelf Takedown (such proportion is referred to herein as “Pro Rata”), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and
(b)If the Piggy-back Registration or a Piggy-back Shelf Takedown is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Piggy-back Registration or a Piggy-back Shelf Takedown (A) first, the Company Ordinary Shares or other equity securities, if any, of such requesting Persons and the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, allocated pro rata among all such holders based on the respective number of Company Ordinary Shares or other equity securities, other than

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Registrable Securities, (on a fully diluted, as converted basis) and the respective number of Registrable Securities, as applicable, owned by all such holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Company Ordinary Shares or other equity securities that the Company desires to sell which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Ordinary Shares or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, Pro Rata, which can be sold without exceeding the Maximum Number of Securities.
2.2.3Piggy-back Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggy-back Registration or Piggy-back Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggy-back Registration or Piggy-back Shelf Takedown prior to the effectiveness of the Registration Statement or Prospectus filed with the Commission with respect to such Piggy-back Registration or Piggy-back Shelf Takedown; provided that such withdrawal shall be irrevocable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggy-back Registration or Piggy-back Shelf Takedown prior to its withdrawal under this subsection.
2.3Restrictions on Registration Rights. The Company may postpone for up to a hundred (100) days or not more than three (3) times in any three hundred sixty (360) day period the filing or effectiveness of a Shelf Registration Statement if the Board determines in its reasonable good faith judgment that such Shelf Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company, (ii) require the Company to make an Adverse Disclosure or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company shall immediately notify the Holders of the expiration of any suspension period under this Section 2.3.
2.4Lock-Up. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect any Piggy-back Registration of any Company Ordinary Shares subject to the OH Lock-Up Period prior to the expiration of the OH Lock-Up Period. Nothing in this Section 2.4 shall limit the Company’s obligation to register all of the Registrable Securities on the Shelf Registration Statement pursuant to Section 2.1.1(a).
ARTICLE III

COMPANY PROCEDURES
3.1General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall as soon as practicable and in accordance with the terms and conditions hereof:
3.1.1prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the end of the terms of this Agreement;
3.1.2prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement and/or Prospectus;
3.1.3furnish without charge to each Holder of Registrable Securities included in such Registration, or such Holders’ legal counsel, copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and each amendment and supplement thereto (in

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each case including all exhibits thereto and documents incorporated by reference therein), and such other documents as each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4notify each Holder of such Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission or of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;
3.1.5prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States if required by law under advice of counsel as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.6use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
3.1.7provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.8advise each Holder of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, and which shall not be more than three Business Days from the date of such event, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as reasonably practicable if such stop order should be issued;
3.1.9at least two (Business Days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each Holder of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus. The Company shall not include the name of any Holder or any information regarding any Holder in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder and providing each such Holder a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;
3.1.10notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
3.1.11make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

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3.1.12take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and
3.1.13otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.
3.2Registration Expenses. The Registration Expenses of all Registrations and all other expenses relating to the registration or disposition of the Registrable Securities or otherwise incurred by the Company in complying with its obligations pursuant to this Agreement shall be borne by the Company. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits, other than as agreed in the Merger Agreement. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, stock transfer taxes and fees with respect to such holder’s Registrable Securities and any fees and expenses of counsel for such participating Holder. To the extent any expenses relating to a Registration hereunder are not required to be paid by the Company, each Holder of securities included in any Registration hereunder shall pay those expenses allocable to the Registration of such Holder’s securities so included, and any expenses not so allocable shall be borne by all sellers of securities included in such Registration in proportion to the aggregate selling price of the securities to be so registered.
3.3Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
3.4Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed and he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) and, if so directed by the Company, each Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. If the continued use of a Registration Statement in respect of any Registration at any time would require the Company to make any Adverse Disclosure, the Company may suspend use of the Registration Statement or Prospectus for no more than 100 days or not more than three times in any 360)-day period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.
3.5Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to use reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions or comfort letters. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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ARTICLE IV

CERTAIN OBLIGATIONS OF HOLDERS OF REGISTRABLE SECURITIES
4.1Obligation of Holders. Each Holder of Registrable Securities that sells such securities pursuant to a Registration under this Agreement agrees as follows:
4.1.1Such Holder shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the Registration Statement, and, for so long as the Company is obligated to file and keep effective such Registration Statement, each Holder that is participating in such registration shall provide to the Company, in writing, for use in the applicable Registration Statement, all such information regarding such Holder and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the Registration Statement and Prospectus covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.
4.1.2During such time as a Holder may be engaged in a distribution of such securities, such Holder shall distribute such securities under the Registration Statement solely in the manner described in the Registration Statement.
4.1.3Information obtained by such Holder or by its agents pursuant to this Agreement shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public.
4.1.4Such Holder shall notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to the Investor Information (as defined below) supplied by such Holder or omits to state any material fact with respect to the Investor Information supplied by such holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
ARTICLE V

INDEMNIFICATION AND CONTRIBUTION
5.1Indemnification.
5.1.1The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, each officer, director, shareholder, partner, manager, member of each such Holder, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred) in connection with any amount paid in settlement of any action, suit or proceeding to which they become subject to under the Securities Act or Exchange Act, arising out of (i) any untrue statement of material fact contained in any Registration Statement or Prospectus, (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in relation to the Registrable Securities included in the Registration Statement or Prospectus; except to the extent that the same are directly caused by Selling Securityholder Information Misstatements (as defined below) furnished in writing to the Company by such Holder.
5.1.2In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing the Selling Securityholder Information for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, each of its officers, directors, partners, managers, members and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees or other expenses reasonably incurred by it in connection with investigating or defending any such action or

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claim as such expenses are incurred) in connection with any amount paid in settlement of any action, suit or proceeding to which they become subject to under the Securities Act or Exchange Act, resulting from any untrue statement of material fact contained in the Investor Information furnished in writing to the Company by such Holder expressly for use in such Registration Statement or Prospectus or any omission of a material fact required to be stated in such Selling Securityholder Information or necessary to make the statements in such Investor Information not misleading (collectively, “Selling Securityholder Information Misstatements”) or any violation by the Holder of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in relation to the Registrable Securities included in the Registration Statement or Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
5.1.3Any indemnified party herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
5.1.4The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification, as applicable, is unavailable for any reason.
5.1.5If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable, then the indemnifying party, in lieu of indemnifying the indemnified party for any such any losses, claims, damages, liabilities and expenses referred to herein, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE VI

MISCELLANEOUS
6.1Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to:
the Company at:
The Station at LoSo
3600 South Boulevard
Suite 200
Charlotte, NC 28209
Attention: Michael J. Stein, Esq., Senior Vice President & General Counsel
     Dave N. Rao, Assistant General Counsel
Email: michael.stein@gdcgroup.com; dave.rao@gdcgroup.com

with a copy to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Ross E. Sturman, Esq.; Joseph F. Rosati, Esq.
Email: ross.sturman@whitecase.com; joseph.rosati@whitecase.com and to the Holders, at such Holder’s address referenced in Schedule A.
Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.
6.2Assignment; No Third Party Beneficiaries.
6.2.1This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. Prior to the expiration of the OH Lock-Up Period, as the case may be, no Holder may assign or delegate his, her or its rights, duties or obligations under this Agreement in whole or in part.
6.2.2Except as set forth in Section 6.2.1 hereof, this Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder so long as no additional filings by the Company will be required to reflect such assignment or delegation.
6.2.3This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Holders, the permitted assigns and its successors and the permitted assigns of the Holders.
6.2.4This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

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6.2.5No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.
6.3Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
6.4Governing Law; Venue. THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
6.5Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the then outstanding Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.
6.6Termination. This Agreement shall terminate upon the earlier of (i) the third anniversary of the date hereof or (ii) the date as of which all of the Registrable Securities have either (A) been sold pursuant to (x) a Registration Statement or (y) under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale or (B) cease to be Registrable Securities. The provisions of Section 2.1.4, Section 3.5 and Article V shall survive any termination.
[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
GAMBLING.COM GROUP LIMITED

By:	/s/ Charles Gillespie
Name:	Charles Gillespie
Title:	CEO

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[Signature Page to Registration Rights Agreement]

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